Exhibit 99.3

Global workplace solutions integration John P. Murphy Chief Operating Officer, Global Workplace Solutions

Complementary Service Offering Account Management Integrated Solutions Enterprise Facilities Management (EFM) Advisory & Transaction Services Project Management Management Consulting Workplace Solutions Employee Services Energy & Sustainability Gcs + gws industry leading capabilities Expertise Across Workplace Types Office & Headquarters Clinical/Healthcare Manufacturing R&D Data Centers Retail Industrial & Distribution Alternative Expertise Across Industries Financial Services Life Sciences Telecom Oil & Gas Technology Retail Healthcare Manufacturing Innovations in Energy Management $40 million investment (with JCI) over 10-year period Improved Sourcing and Supply Chain Leverage 5B SF combined portfolio 10-year alliance with JCI competitive materials and services pricing Self-Performance Globally Ability to self-perform building technical services in 40 countries

GWS integration priorities Stable Organization Near-Term Execution Excellence Speed 2015 Financial Performance Growth Momentum Synergies 1 2 3 4 5 6

Strategic sourcing and Category Management Category Management enables GWS to leverage industry-leading purchasing scale and expertise We build partnerships with the best suppliers in each category and together invest in innovative ideas, capabilities and infrastructure Drives quality, standardization, and performance management “Best of Breed” Supplier Partnerships Global Standards and Governance Supplier Quality Management Lower Costs

UK GER NL CHI NYC SEA SFO D/FW LA TOR ATL Gws spend density $6 Billion in Client Spend Broken Down by Market SDG HOU BIR SPO MIN S.FL JAX IND COL BOS HAR PHL S.NJ

Maintenance excellence Industry-leading asset management and maintenance program developed using industry experts and lean six-sigma methodology Maximizes productivity, quality, and reliability while reducing operating expense Reduces client operating risk and optimizes capital planning Leading Productivity, Quality and Safety Prevent Business Interruptions Global Standardization Enabling Mobile Technology Site-Level Performance Data Prioritization of Client Investment Needs Enhanced Scheduling